UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2013

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2013, Health Management Associates, Inc. (the “Company”) amended its Credit Agreement, dated as of November 18, 2011, among the Company, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, Swing Line Lender, L/C Issuer and a Lender, and the other parties thereto (the “Amendment”). The principal terms and conditions of the Amendment are as follows:

(i)	the then outstanding balance of a $1.4 billion seven-year collateralized and guaranteed term loan under the Credit Agreement was refinanced (such new term loan is referred to as the “New Term B Loan”). The principal payments on the New Term B Loan are the same as the predecessor term loan, except that the New Term B Loan is subject to a prepayment premium equal to 1.0% of the principal amount of the New Term B Loan that is repriced or prepaid on or before September 20, 2013.

(ii)	the Amendment lowers the Company’s interest costs by reducing the interest rate spread above the base rate selected by the Company by 0.75% (when comparing the New Term B Loan to the predecessor term loan). Additionally, the interest rate floor (before consideration of the interest rate spread) is 0.25% lower under the New Term B Loan than the predecessor term loan.

Except as set forth above, no other provisions of the Credit Agreement were materially modified by the Amendment.

The above description of the Amendment is qualified by reference to the full and complete version thereof, which is attached as Exhibit 99.1 to this Current Report on Form 8-K. Capitalized terms not otherwise defined in this Current Report on Form 8-K have the meanings ascribed to them in the Amendment and/or the Credit Agreement, which was filed as Exhibit 4.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	First Amendment to Credit Agreement, among Health Management Associates, Inc., as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, Swing Line Lender, L/C Issuer and a Lender, and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: March 21, 2013	By:	/s/ Gary S. Bryant
Gary S. Bryant
Vice President and Controller